Exhibit 10.4

EXECUTIVE CONFIDENTIALITY AND RESTRICTIVE COVENANT AGREEMENT

THIS EXECUTIVE CONFIDENTIALITY AND RESTRICTIVE COVENANT AGREEMENT (the “Agreement”) is entered into as of                  , 2009 (the “Effective Date”), between The Hershey Company, a Delaware corporation together with its subsidiaries and affiliates and its and their respective successors and assigns (“Employer” or “Company”), and the undersigned officer of Employer (“Executive”).

WHEREAS, Executive currently serves, or is being hired or promoted to serve, as an officer of the Company subject to election or appointment by the Company’s Board of Directors and eligible for participation in the performance stock unit (“PSU”) program, the restricted stock unit (“RSU”) program and in other equity grants and future cycles under the Company’s Equity and Incentive Compensation Program (“E-grade Officer”).

WHEREAS, Employer possesses certain valuable confidential, proprietary and/or trade secret information (collectively, “Confidential Information,” as further defined below) that gives Employer a competitive advantage.

WHEREAS, Employer has developed and maintained, at substantial expense and over a considerable period of time, relationships with customers, suppliers, agents, licensees, licensors and others that likewise give Employer a competitive advantage (“Business Relationships”).

WHEREAS, as a result of Executive’s past, future, and/or continued employment as an E-grade Officer, Executive has been and/or will be and/or will continue to be given access to, and will assist in, the development and maintenance of Employer’s Confidential Information and Business Relationships, and it is the parties’ intent to continue to safeguard such Confidential Information and Business Relationships both during and after the term of Executive’s employment with Employer.

WHEREAS, Employer’s reputation and present and future competitive position are dependent upon Employer’s ability to protect its interests in such Confidential Information and Business Relationships.

NOW, THEREFORE, in consideration of (i) Employer employing Executive as an E-grade Officer, (ii) Employer providing and continuing to provide Executive access to such Confidential Information and Business Relationships, (iii) Employer making PSU awards, RSU awards and other equity grants to Executive under the next cycle and all future cycles for which Executive is eligible, (iv) if applicable, Employer permitting Executive to participate in and be eligible to receive amounts in the future under defined benefit or defined contribution supplemental executive retirement plans (DB SERP or DC SERP, as applicable), and/or (v) other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, Employer and Executive agree as follows:

1. Non-Disclosure of Confidential Information. Executive acknowledges that due to the nature of his/her employment and the position of trust that he/she holds or will hold with Employer, he/she will have special access to, learn, be provided with, and in some cases will prepare and create for Employer, trade secrets and other confidential and proprietary information relating to Employer’s business, including, but not limited to, information about Employer’s manufacturing processes; manuals, recipes and ingredient percentages; engineering drawings; product and process research and development; new product information; cost information; supplier data; strategic business information; information related to Employer’s legal strategies or legal advice rendered to Employer; marketing, financial and business development information, plans, forecasts, reports and budgets; customer information; new product strategies, plans and project activities; and acquisition and divestiture strategies, plans and project activities (collectively, “Confidential Information”). Executive acknowledges and agrees that Confidential Information, whether or not in written form, is the exclusive property of Employer, that it has been and will continue to be of critical importance to the business of Employer, and that the disclosure of it to, or use of it by, competitors and others will cause Employer substantial and irreparable harm. Accordingly, Executive will not, either during his/her employment or at any time after the termination (whether voluntary or involuntary, and regardless of reason) of such employment with Employer, use, or disclose any Confidential Information relating to the business of Employer which is not generally available to the public. Notwithstanding the foregoing provisions of this Paragraph 1, Executive may disclose or use any such information (i) when such disclosure or use may be required or appropriate in the good faith judgment of Executive in the course of performing his/her duties to Employer and in accordance with Employer policies and procedures, (ii) when required by a court of law, by any governmental agency having supervisory authority over Executive or the business of Employer, or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction, or (iii) with the prior written consent of Employer’s Chief Executive Officer (“CEO”) or Board of Directors (“Board”) (provided that, if Executive is CEO, such consent must be by the Board). Notwithstanding anything herein to the contrary, Executive understands and agrees that his/her obligations under this Agreement shall be in addition to, rather than in lieu of, any obligations Executive may have under any applicable statute or at common law.

2. Non-Competition. Executive acknowledges that Employer is engaged, domestically and worldwide, in the business of developing, producing, marketing, selling and distributing chocolate, confectionery, confectionery-related snack and chocolate-related products (“Employer’s Business”). Executive acknowledges that due to the nature of his/her employment with Employer, he/she has and will have special access to, contact with, and Confidential Information about, Employer’s Business and Business Relationships. Executive acknowledges that Employer has incurred considerable expense and invested considerable time and resources in developing its Confidential Information and Business Relationships, and that such Confidential Information and Business Relationships are critical to the success of Employer’s Business. Accordingly, both (i) during the term of his/her employment with Employer, and (ii) for a period of twelve (12) months following the termination of his/her employment (whether voluntary or involuntary, and regardless of reason), Executive, except in the performance of his/her duties to Employer, shall not, in any geographic area where Employer conducts business or where Employer’s products are sold, without the prior written consent of Employer’s Chief People Officer, CEO and the Chair of the Compensation and Executive Organization Committee of Employer’s Board of Directors (provided that, if Executive is CEO, such consent must be by the

Board of Directors), directly or indirectly serve or act in a consulting, executive or managerial capacity, or engage in oversight of any person who serves or acts in a consulting, executive or managerial capacity, as an officer, director, employee, consultant, advisor, independent contractor, agent or representative, for the domestic or worldwide chocolate, confectionery, confectionery-related snack or chocolate-related businesses of any person or entity that is in competition with any of the aspects of Employer’s Business. For purposes of clarification, Executive will not be deemed to be involved in a business in competition with Employer’s Business, and accordingly this paragraph 2 will not be violated, by the Executive (A) providing services to a subsidiary, division or unit of an entity (a “parent company”) that engages, directly or indirectly, in any competitive business described above, so long as Executive and the subsidiary, division or unit to which he/she is providing services do not engage in any such competitive business, or (B) serving in a consulting, executive or managerial capacity of a parent company that engages, directly or indirectly, in any competitive business described above, so long as the gross revenues from such competitive businesses constituted less than 10% of consolidated annual gross revenues for the parent company’s most recently completed fiscal year.

3. Non-Solicitation; Non-Disparagement. Both (i) during the term of his/her employment by Employer, and (ii) for a period of twelve (12) months following the termination of his/her employment (whether voluntary or involuntary, and regardless of reason), Executive, except in the performance of his/her duties to Employer, shall not directly or indirectly (including as an officer, director, employee, consultant, advisor, agent or representative), for himself/herself or on behalf of any other person or entity:

(a) for any purpose that is in competition with any of the aspects of Employer’s Business, solicit, take away or engage, or participate in soliciting, taking away or engaging, any customers, suppliers, agents, licensees or licensors of Employer with whom Executive had contact while employed by Employer, or about whom Employer had access to confidential information as a result of Executive’s employment by Employer; or

(b) knowingly recruit or solicit, or participate in recruiting or soliciting, any of Employer’s employees, or communicate, except in the case of a reference described in the last sentence of this paragraph, with any other person or entity about the nature, quality or quantity of work, or any special knowledge or personal characteristics, of any person employed by Employer. If Executive should wish to discuss possible employment with any then-current employee of Employer during the period set forth above, Executive may request written permission to do so from the most senior human resources officer of Employer who may, in his/her discretion, grant a written exception to the no solicitation covenant set forth immediately above; provided, however, Executive shall not discuss any such employment possibility with any such employee prior to such permission. Notwithstanding the foregoing, the provisions of this paragraph shall not be violated by (i) general advertising or solicitation not specifically targeted at employees of Employer, (ii) Executive serving as a reference, upon request, for any employee of Employer, or (iii) actions taken by any person or entity with which Executive is associated if Executive is not personally involved in any manner in the matter and has not identified such employee for recruiting or solicitation.

In addition, both (i) during the term of his/her employment by Employer, and (ii) following the termination of his/her employment (whether voluntary or involuntary, and regardless of reason), Executive shall not knowingly, willfully and with intent to harm Employer make any public statements that disparage Employer, its employees, officers, directors, products or services, provided that, notwithstanding the foregoing, truthful statements made in the course of sworn testimony in administrative, judicial or arbitral proceedings (including, without limitation, depositions in connection with such proceedings), normal competitive-type statements, and statements made in the good faith performance of the Executive’s duties to Employer shall not constitute a violation of this clause.

4. Violation of Paragraphs 1, 2 or 3. Executive acknowledges Employer’s valid and protectable interest in aligning the long-term interests of valued employees with those of Employer by providing Executive an ownership interest in the Employer through the PSU program and other equity incentive programs and otherwise, and likewise acknowledges Employer’s valid and protectable interest in preventing former employees whose interests become adverse to the Employer from maintaining an ownership or other interest in the Employer. Accordingly, Executive agrees that if he/she violates any of paragraphs 1, 2 or 3 above (the date on which any such violation occurs is the “Date of Breach”), Employer may, in its sole discretion, in addition to any other remedies available to it at law (including without limitation monetary damages) or in equity (including without limitation temporary, preliminary and/or permanent injunctive relief):

(a) cancel any unvested portion of any and all PSU and RSU awards;

(b) cancel any unexercised stock options;

(c) require Executive to pay Employer the full value of any benefits received by Executive during the period twelve (12) months prior to Executive’s last date of employment through the Date of Breach, from (i) PSUs, (ii) RSUs, and (iii) the exercise of any options;

(d) cancel any unpaid benefits of Executive under the DB SERP and DC SERP; and/or

(e) require Executive to pay Employer the full value of any benefits already received by Executive under the DB SERP or DC SERP (including for this purpose amounts that would have been received but for Executive’s election to defer such amounts under the Deferred Compensation Plan).

Moreover, if Employer seeks temporary, preliminary and/or permanent injunctive relief for a violation or threatened violation of paragraphs 1, 2 or 3 above, Executive hereby expressly consents to the entry of such relief against him/her by a court of competent jurisdiction. Executive further agrees that in the event he/she later believes that any provision hereof is not enforceable for any reason, Executive will not act in violation of any such provision until such time as a court of competent jurisdiction enters a final judgment with respect to enforceability.

5. Entire Agreement. Executive acknowledges and agrees that (a) this Agreement includes the entire agreement and understanding between the parties with respect to the subject matter hereof, and may be amended, modified or changed only by a written instrument executed by Executive and Employer, and (b) violation of paragraphs 1, 2 or 3 hereof may cause Executive to lose the right to receive, or may obligate Executive to repay to Employer, amounts awarded or accrued under various plans and programs of Employer as described herein and that, to the extent any effect of this Agreement upon such amounts may be inconsistent with the terms and conditions of such plans or programs as in effect on the date hereof (including without limitation as set forth in the Long Term Incentive Program Participation Agreement to which Executive may be a party), this Agreement shall constitute an amendment of such terms and conditions and Executive’s consent thereto. No provision of this Agreement may be waived except by a writing executed and delivered by the party sought to be charged. Any such written waiver will be effective only with respect to the event or circumstance described therein and not with respect to any other event or circumstance, unless such waiver expressly provides to the contrary.

6. Miscellaneous.

(a) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without reference to principles of conflict of laws.

(b) All notices and other communications hereunder shall be in writing; shall be delivered by hand delivery to the other party or mailed by registered or certified mail, return receipt requested, postage prepaid or by a nationally recognized courier service such as Federal Express; shall be deemed delivered upon actual receipt; and shall be addressed as follows:

If to Employer:

The Hershey Company

100 Crystal A Drive

Hershey, Pennsylvania 17033

ATTN: Chief People Officer

If to Executive:

At the address set forth with the signature below,

or to such other address as either party shall have furnished to the other in writing in accordance herewith.

(c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of the date first set forth above.

EXECUTIVE:

Print Name and Address:

EMPLOYER:
The Hershey Company, a Delaware corporation

By:
Burton H. Snyder
Senior Vice President, General Counsel and Secretary